Exhibit 10.8

FIRST AMENDMENT TO AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED PURCHASE AGREEMENT ("First Amendment") is dated August 12, 2011, but effective April 1, 2011 (“Effective Date”), and is by and among Tucker Family Investments, LLLP, a Colorado limited liability limited partnership (“Tucker”); DNR Oil & Gas, Inc., a Colorado corporation (“DNR”); Tindall Operating Company, a Colorado corporation (“Tindall”), and Tucker Energy, LLC, a Colorado limited liability company (“Tucker Energy”), whose collective address is 12741 E. Caley, Unit 142, Englewood, Colorado 80111; and Arête Industries, Inc., 7260 Osceola Street, Westminster, CO 80030, (“Buyer”).  Tucker Energy and DNR may be referred to collectively as “Sellers.”  Sellers, Buyer, Tindall, and Tucker may be referred to individually as a “Party” or collectively as the “Parties.”

RECITALS

A. The Parties executed that certain Amended and Restated Purchase and Sale Agreement dated July 29, 2011, but effective April 1, 2011  (“PSA”).

B. Article 2.1(B)(1) of the PSA required Buyer to pay Sellers, on or before August 15, 2011, the amount of Three Million Two Hundred Thousand and 00/l00 Dollars ($3,200,000.00) together with the additional amount of Five Hundred Thousand and 00/l00 Dollars ($500,000.00), plus interest at the rate set forth in the PSA on the average outstanding principal balance during the preceding month (collectively, the “First Installment Payment”).

C. Buyer now seeks, and Sellers are willing to grant, an extension of time until August 31, 2011 for Buyer to remit the First Installment Payment under the PSA.

AGREEMENT

In consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to the following terms:

1.0           Amendment of Article 2.1(B)(1).  The Parties agree that Article 2.1(B)(1) of the PSA shall be amended to extend the deadline for the First Installment Payment to August 31, 2011.  Except as expressly set forth herein, all other terms and provisions of the PSA shall remain unchanged and in full effect.

The Parties have executed this First Amendment as of August 12, 2011, effective as of the Effective Time.

TUCKER FAMILY INVESTMENTS, LLLP

By: /s/ R. Lee Tucker
Name: R. Lee Tucker
Title: Limited Partner

TINDALL OPERATING COMPANY

By: /s/ R. Lee Tucker
Name: R. Lee Tucker
Title: President

SELLERS:

TUCKER ENERGY, LLC

By: /s/ R. Lee Tucker
me: R. Lee Tucker
Title: Limited Partner

DNR OIL & GAS, INC.

By: /s/ John A. Simms
Name: John A. Simms
Title: Executive Vice President

BUYER:

ARÊTE INDUSTRIES, INC.

By: /s/ Don Prosser
Name: Don Prosser
Title: CEO